Exhibit 99.1

Viad Corp Reports Results for the 2023 Third Quarter

•	Third quarter performance was strong and in line with guidance as demand for international leisure travel and live events grew
•	Pursuit delivered record results with significant margin expansion
•	GES continues to see healthy same-show Exhibition growth and new client wins at Spiro

SCOTTSDALE, November 2, 2023 -- Viad Corp (NYSE: VVI), a leading provider of experiential leisure travel and live events and marketing experiences, today reported results for the 2023 third quarter.
Financial Highlights
	Three months ended September 30,
(in millions)	2023	2022	Change
Revenue	$365.9	$382.7	$(16.8)
Net Income Attributable to Viad	$41.3	$38.1	$3.2
Net Income Before Other Items*	$43.3	$43.4	$(0.1)
Consolidated Adjusted EBITDA*	$86.3	$82.0	$4.3

•
Net income attributable to Viad of $41.3 million increased $3.2 million. Net income before other items of $43.3 million was essentially flat primarily due to higher Adjusted EBITDA, offset by increased interest expense and income attributable to non-controlling interests.

•	Consolidated adjusted EBITDA* of $86.3 million increased $4.3 million primarily due to strong growth and margin performance at Pursuit.
•
Revenue of $365.9 million decreased $16.8 million primarily due to the timing of major non-annual shows and the sale of our non-core audio visual business, partially offset by strong underlying growth.

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
Steve Moster, Viad’s president and chief executive officer, commented, “We delivered strong third quarter results in line with our prior guidance ranges. Pursuit posted record results during our peak summer season and benefited from increased international visitation and solid demand. GES’ results were at the high-end of our guidance ranges and reflect continued strength in live events.”

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Moster continued, “We are thrilled with our year-to-date performance and the continued positive momentum we are experiencing at both Pursuit and GES. We are on track to deliver strong full year growth in 2023 and are very optimistic about our growth prospects for next year.”
Pursuit Results
	Three months ended September 30,
(in millions)	2023	2022	Change
Revenue	$186.9	$163.8	$23.1
Adjusted EBITDA*	$91.8	$75.1	$16.7

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
•	Pursuit revenue of $186.9 million increased $23.1 million (14.1%) from the 2022 third quarter primarily due to higher visitation and revenue management efforts to capture higher revenue per guest.
•	Pursuit adjusted EBITDA of $91.8 million improved by $16.7 million from the 2022 third quarter primarily due to higher revenue and improved margin.

Regarding Pursuit’s results, Moster commented, “Pursuit’s revenue and adjusted EBITDA, once again, reached a new all-time high for the quarter, reflecting increased international tourism in Western Canada and Iceland, as well as the strength of our Refresh, Build, Buy growth strategy. The year-over-year revenue flow-through to adjusted EBITDA was exceptionally high and drove significant margin expansion of about 330 basis points over the prior year.”
Moster continued, “We are very pleased with the strong demand for our iconic, unforgettable, and inspiring attractions and hotels. Our attractions posted year-over-year visitation growth of 15% and our hotels achieved a 10% increase in same-store RevPAR compared to the prior year. We remain confident in our ability to drive significant growth at Pursuit, and we are excited about the bright future ahead.”
GES Results
	Three months ended September 30,
(in millions)	2023	2022	Change
Revenue
Spiro	$58.9	$73.3	$(14.4)
GES Exhibitions	122.1	147.9	(25.8)
Inter-segment Eliminations	(2.0)	(2.2)	0.2
Total GES	$179.0	$218.9	$(40.0)

Adjusted EBITDA*
Spiro	$0.8	$4.7	$(3.9)
GES Exhibitions	(2.8)	6.0	(8.8)
Total GES	$(2.0)	$10.7	$(12.7)

* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•
Total GES revenue of $179.0 million decreased 18.3% from the 2022 third quarter primarily due to the timing of major non-annual shows and the sale of ON Services, which impacted year-over-year revenue by approximately $64 million, partially offset by strong underlying growth.  Excluding major non-annual shows and ON Services, GES’ revenue grew approximately 16% versus the 2022 third quarter.

•	Total GES adjusted EBITDA of negative $2.0 million decreased by $12.7 million from the 2022 third quarter primarily due to lower revenue.

Regarding GES’ results, Moster commented, “I am very happy with the strong underlying growth we delivered at GES that partially offset the impact of non-annual shows and the sale of ON Services. At Spiro, our existing corporate clients’ spend grew over the prior year, and we continued to win new clients in the large, fragmented experiential marketing sector. GES Exhibitions saw a 14 percent increase in same-show revenue from events produced in the U.S. We are encouraged by the solid momentum, and we remain committed to driving increased profitability and meaningful free cash flow at GES.”
Moster continued, “I am proud of our team’s focus on cost management and execution during this  quarter of slower event activity. Our efforts to lower our cost structure and implement margin enhancing lean initiatives have positioned us well to deliver an Adjusted EBITDA margin of about 7 percent for the 2023 full year, which we expect will grow to more than 8 percent in 2024.”
Cash Flow and Balance Sheet Highlights
Our 2023 third quarter cash flow from operations was approximately $78 million and our capital expenditures totaled approximately $23 million. We paid approximately $2 million in cash dividends on our convertible preferred equity.
We ended the third quarter with total liquidity of $201.3 million, comprising cash and cash equivalents of $106.3 million and $95 million of capacity available on our revolving credit facility ($100 million total facility size, less $5 million in letters of credit). Our debt totaled $477.6 million, including $392 million outstanding on our Term Loan B, financing lease obligations of approximately $64 million (which primarily comprises real estate leases at Pursuit), and approximately $22 million in other debt.
In October, we amended our credit agreement to increase the size of Viad’s revolving credit facility by $70 million and pre-pay $70 million of the outstanding Term Loan B, which carries a credit spread that is 200 basis points higher than the current credit spread on our revolver.  In addition to providing interest savings, this amendment also provides greater balance sheet flexibility to decrease or increase borrowings in both the United States and Canada based on the seasonality of our cash flows and growth investment opportunities.
Moster commented, “We will continue to proactively identify additional opportunities to reduce the cost of our debt. Looking ahead to next year, we expect robust operating cash flow generation from the business that will allow us to reduce our level of debt, while still selectively investing in high-return opportunities to continue scaling Pursuit through our Refresh, Build, Buy growth strategy.”
2023 Outlook
Regarding Viad’s outlook, Moster commented, “We are encouraged by our solid performance year-to-date and anticipate continued strong demand for Pursuit’s leisure travel markets and GES’ live events going forward. Based on this, we have raised the bottom end our full year guidance ranges.”

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Our guidance for Viad consolidated is as follows:
(in millions)	Fourth Quarter	Full Year
Viad Consolidated
Revenue	$270 to $290 vs. $248.0 in 2022	Up high-single digits vs. $1,127.3 in 2022
Adjusted EBITDA	$2 to $10 vs $(2.0) in 2022	$135 to $143 vs. $116.1 in 2022
Cash flow from Operations	$(37) to $(27)	$80 to $90
Capital Expenditures	$20 to $25 (including growth capex of ~$10)	$75 to $80 (including growth capex of ~$40)

Our guidance for Pursuit is as follows:
(in millions)	Fourth Quarter	Full Year			Key Assumptions
Pursuit
Revenue	$35 to $40	Up ~15%	•	Revenue growth in 2023 driven by:
	vs. $34.1 in 2022	vs. $299.3 in 2022		o	Lifting of all COVID restrictions at the Canadian border
				o	Acceleration of new experiences
				o	Ongoing focus on improving the guest experience
Adjusted EBITDA	$(10) to $(6) vs. $(11.3) in 2022	$91 to $95 vs. $67.9 in 2022	•	FY margin expands as visitation increases, the performance of newer experiences improves, and pandemic-era cost pressures ease

Our guidance for GES is as follows:
(in millions)	Fourth Quarter	Full Year			Key Assumptions
GES
Revenue	$235 to $250 vs. $213.9 in 2022	Up mid-single digits vs. $828.0 in 2022	•	FY revenue growth driven by stronger demand for exhibition and event services and new Spiro wins, partially offset by impact of non-annual shows ($30M for FY) and the sale of ON Services ($50M for FY)
				o	Exhibitions same show revenue expected to return to 2019 levels
				o	Spiro clients’ marketing spend expected to be similar to 2022, plus new client wins
Adjusted EBITDA	$16 to $20 vs. $12.7 in 2022	$58 to $62 vs. $61.3 in 2022	•	Higher revenue and restaffing of the workforce from pandemic levels plus select investments in talent and capabilities at Spiro to fuel growth

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Conference Call Details
Management will host a conference call to review third quarter 2023 results on Thursday, November 2, 2023, at 5 p.m. (Eastern Time).
The conference call can be accessed with operator assistance by calling (404) 975-4839 or (833) 470-1428 and entering the access code 648440.
To avoid wait time and bypass speaking with an operator to join the call, participants can pre-register using the following registration link: https://www.netroadshow.com/events/login?show=c5603e16&confId=54687. After registering, a calendar invitation will be sent that includes dial-in information as well as unique codes for entry into the live call. We recommend that you register in advance to ensure access for the full call.
A live audio webcast of the call will also be available in listen-only mode through the "Investors" section of our website. A replay of the webcast will be available on our website shortly after the call and, for a limited time, by calling (929) 458-6194 or (866) 813-9403 and entering the conference ID 679131.
Additionally, we will post a supplemental presentation, containing highlights of our results, trends and outlook, on the “Investors” section of our website prior to the conference call.  We will refer to this presentation during the call.
About Viad
Viad (NYSE: VVI), is a leading global provider of extraordinary experiences, including hospitality and leisure activities, experiential marketing, and live events through two businesses: Pursuit and GES. Our business strategy focuses on delivering extraordinary experiences for our teams, clients and guests, and significant and sustainable growth and above-market returns for our shareholders. Viad is an S&P SmallCap 600 company.
Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Nevada, and Montana in the United States, in and around Banff, Jasper, and Vancouver in Canada, and in Reykjavik, Iceland. Pursuit’s collection includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places.
GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers through two reportable segments, Spiro and GES Exhibitions. Spiro is an experiential marketing agency that partners with leading brands around the world to manage and elevate their global experiential marketing activities. GES Exhibitions is a global exhibition services company that partners with leading exhibition and conference organizers as a full-service provider of strategic and logistics solutions to manage the complexity of their shows with teams throughout North America, Europe, and the Middle East.
For more information, visit www.viad.com.

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Forward-Looking Statements
This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions, or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	general economic uncertainty in key global markets and a worsening of global economic conditions;
•	travel industry disruptions;
•	the impact of our overall level of indebtedness, as well as our financial flexibility;
•	identified material weaknesses in our internal control over financial reporting;
•	seasonality of our businesses;
•	the impact of the COVID-19 pandemic on our financial condition, liquidity, and cash flow;
•	our ability to anticipate and adjust for new and emerging challenges presented by the ramifications of the COVID-19 pandemic on our businesses;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals for such projects;
•	our exposure to labor shortages, turnover, and labor cost increases;
•	the importance of key members of our account teams to our business relationships;
•	our ability to manage our business and continue our growth if we lose any of our key personnel;
•	the competitive nature of the industries in which we operate;
•	our dependence on large exhibition event clients;
•	adverse effects of show rotation on our periodic results and operating margins;
•	transportation disruptions and increases in transportation costs;
•	natural disasters, weather conditions, accidents, and other catastrophic events;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our multi-employer pension plan funding obligations;
•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our exposure to cybersecurity attacks and threats;
•	our exposure to currency exchange rate fluctuations;
•	liabilities relating to prior and discontinued operations; and
•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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Forward-Looking Non-GAAP Measures
The company has not quantitatively reconciled its guidance for adjusted EBITDA to its respective most comparable GAAP financial measure because certain reconciling items that impact this metric, including provision for income taxes, interest expense, restructuring or impairment charges, acquisition-related costs, and attraction start-up costs have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, reconciliations to the nearest GAAP financial measure are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results as reported under GAAP.

Contact
Carrie Long or Michelle Porhola
Investor Relations
(602) 207-2681
ir@viad.com

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VIAD CORP AND SUBSIDIARIES
TABLE ONE - QUARTERLY RESULTS
(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Revenue:
Pursuit	$186,940	$163,796	$23,144	14.1%	$308,077	$265,179	$42,898	16.2%
GES:
Spiro	58,887	73,277	(14,390)	-19.6%	199,617	205,518	(5,901)	-2.9%
GES Exhibitions	122,115	147,872	(25,757)	-17.4%	446,146	414,303	31,843	7.7%
Inter-segment eliminations	(2,043)	(2,224)	181	8.1%	(6,839)	(5,716)	(1,123)	-19.6%
Total GES	178,959	218,925	(39,966)	-18.3%	638,924	614,105	24,819	4.0%
Total revenue	$365,899	$382,721	$(16,822)	-4.4%	$947,001	$879,284	$67,717	7.7%

Segment operating income (loss):
Pursuit	$81,375	$59,749	$21,626	36.2%	$72,074	$44,122	$27,952	63.4%
GES:
Spiro	179	3,720	(3,541)	-95.2%	11,632	18,328	(6,696)	-36.5%
GES Exhibitions	(5,529)	2,870	(8,399)	**	20,235	17,788	2,447	13.8%
Total GES	(5,350)	6,590	(11,940)	**	31,867	36,116	(4,249)	-11.8%
Segment operating income	$76,025	$66,339	$9,686	14.6%	$103,941	$80,238	$23,703	29.5%
Corporate eliminations	17	17	-	0.0%	49	51	(2)	-3.9%
Corporate activities	(3,579)	(3,768)	189	5.0%	(10,255)	(9,881)	(374)	-3.8%
ON Services sale purchase price adjustment	-	-	-	**	(204)	-	(204)	**
Restructuring charges (Note A)	(480)	(1,387)	907	65.4%	(1,125)	(3,467)	2,342	67.6%
Impairment charges	-	-	-	**	-	(583)	583	-100.0%
Other expense, net	(554)	(280)	(274)	-97.9%	(1,533)	(1,530)	(3)	-0.2%
Net interest expense (Note B)	(12,476)	(10,252)	(2,224)	-21.7%	(37,081)	(23,890)	(13,191)	-55.2%
Income from continuing operations before income taxes	58,953	50,669	8,284	16.3%	53,792	40,938	12,854	31.4%
Income tax expense (Note C)	(9,173)	(8,810)	(363)	-4.1%	(13,623)	(9,587)	(4,036)	-42.1%
Income from continuing operations	49,780	41,859	7,921	18.9%	40,169	31,351	8,818	28.1%
Income (loss) from discontinued operations (Note D)	(654)	(42)	(612)	**	(855)	285	(1,140)	**
Net income	49,126	41,817	7,309	17.5%	39,314	31,636	7,678	24.3%
Net income attributable to noncontrolling interest	(7,716)	(3,784)	(3,932)	**	(8,221)	(3,031)	(5,190)	**
Net (income) loss attributable to redeemable noncontrolling interest	(139)	88	(227)	**	270	354	(84)	-23.7%
Net income attributable to Viad	$41,271	$38,121	$3,150	8.3%	$31,363	$28,959	$2,404	8.3%

Amounts Attributable to Viad:
Income from continuing operations	$41,925	$38,163	$3,762	9.9%	$32,218	$28,674	$3,544	12.4%
Income (loss) from discontinued operations (Note D)	(654)	(42)	(612)	**	(855)	285	(1,140)	**
Net income	$41,271	$38,121	$3,150	8.3%	$31,363	$28,959	$2,404	8.3%

Income per common share attributable to Viad (Note E):
Basic income per common share	$1.43	$1.30	$0.13	10.0%	$0.93	$0.80	$0.13	16.3%
Diluted income per common share	$1.41	$1.29	$0.12	9.3%	$0.92	$0.79	$0.13	16.5%

Weighted-average common shares outstanding:
Basic weighted-average outstanding common shares	20,885	20,612	273	1.3%	20,825	20,567	258	1.3%
Additional dilutive shares related to share-based compensation	289	277	12	4.3%	200	214	(14)	-6.5%
Diluted weighted-average outstanding common shares	21,174	20,889	285	1.4%	21,025	20,781	244	1.2%

Adjusted EBITDA* by Reportable Segment:
Pursuit	$91,788	$75,085	$16,703	22.2%	$100,955	$79,200	$21,755	27.5%
GES:
Spiro	775	4,688	(3,913)	-83.5%	13,452	21,180	(7,728)	-36.5%
GES Exhibitions	(2,779)	5,997	(8,776)	**	28,133	27,356	777	2.8%
Total GES	(2,004)	10,685	(12,689)	**	41,585	48,536	(6,951)	-14.3%
Corporate	(3,530)	(3,811)	281	7.4%	(10,037)	(9,613)	(424)	-4.4%
Consolidated Adjusted EBITDA	$86,254	$81,959	$4,295	5.2%	$132,503	$118,123	$14,380	12.2%

	As of September 30,
Capitalization Data:	2023	2022	$ Change	% Change
Cash and cash equivalents	$106,268	$79,151	$27,117	34.3%
Total debt	477,645	484,758	(7,113)	-1.5%
Viad shareholders' equity	51,750	5,316	46,434	**
Non-controlling interests (redeemable and non-redeemable)	94,500	86,941	7,559	8.7%
Convertible Series A Preferred Stock (Note F):
Convertible preferred stock (including accumulated dividends paid in kind)***	141,827	141,827	-	0.0%
Equivalent number of common shares	6,674	6,674	-	0.0%

* Refer to Table Two for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.
** Change is greater than +/- 100 percent
*** Amount shown excludes transaction costs, which are netted against the value of the preferred shares when presented on Viad's balance sheet.

VIAD CORP AND SUBSIDIARIES
TABLE ONE - NOTES TO QUARTERLY RESULTS
(UNAUDITED)

(A)
Restructuring Charges – The decrease in restructuring charges during the three and nine months ended September 30, 2023 was primarily related to our 2022 transformation and streamlining efforts at GES to significantly reduce costs and create a lower and more flexible cost structure focused on servicing our more profitable market segments.

(B)
Net Interest Expense – The increase in interest expense during the three and nine months ended September 30, 2023 was primarily due to higher interest rates in 2023, and to a lesser extent to a $1.4 million reduction in capitalized interest recorded during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022.

(C)
Income tax expense – The effective tax rate was 15.6% for the three months ended September 30, 2023 and 17.4% for the three months ended September 30, 2022. The effective tax rate was 25.3% for the nine months ended September 30, 2023 and 23.4% for nine months ended September 30, 2022. The effective rate differed from the 21% federal rate for the three months ended September 30, 2023 and 2022 as a result of excluding the tax benefit in jurisdictions where we have a valuation allowance and the change in income or loss in those jurisdictions.  The effective rate differed from the 21% federal rate for the nine months ended September 20, 2023 and 2022 also as a result of excluding tax benefits in certain jurisdictions, the mix of income or loss by jurisdiction, partially offset by the $2.1 million benefit taken in the first quarter of 2023 on certain separate U.S. state jurisdictions.

(D)
Income (Loss) from Discontinued Operations —The loss from discontinued operations during the three and nine months ended September 30, 2023 was primarily due to legal matters related to previously sold operations.

(E)
Income (Loss) per Common Share — We apply the two-class method in calculating income (loss) per common share as preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income per share.

Diluted income (loss) per common share is calculated using the more dilutive of the two-class method or as-converted method. The two-class method uses net income (loss) available to common stockholders and assumes conversion of all potential shares other than participating securities. The as-converted method uses net income (loss) available to common shareholders and assumes conversion of all potential shares including participating securities. Dilutive potential common shares include outstanding stock options, unvested restricted share units and convertible preferred stock.

Additionally, the adjustment to the carrying value of redeemable non-controlling interests is reflected in income (loss) per common share.

The components of basic and diluted income (loss) per share are as follows:

	Three months ended September 30,				Nine months ended September 30,
(in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Net income attributable to Viad	$41,271	$38,121	$3,150	8.3%	$31,363	$28,959	$2,404	8.3%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(5,850)	(5,850)	-	0.0%
Adjustment to the redemption value of redeemable noncontrolling interest	-	-	-	**	-	(763)	763	-100.0%
Undistributed income attributable to Viad	39,321	36,171	3,150	8.7%	25,513	22,346	3,167	14.2%
Less: Allocation to participating securities	(9,522)	(9,368)	(154)	-1.6%	(6,194)	(5,991)	(203)	-3.4%
Net income allocated to Viad common shareholders (basic)	$29,799	$26,803	$2,996	11.2%	$19,319	$16,355	$2,964	18.1%
Add: Allocation to participating securities	98	94	-	4.3%	44	46	-	-4.3%
Net income allocated to Viad common shareholders (diluted)	$29,897	$26,897	$2,996	11.2%	$19,363	$16,401	$2,964	18.1%

Basic weighted-average outstanding common shares	20,885	20,612	273	1.3%	20,825	20,567	258	1.3%
Additional dilutive shares related to share-based compensation	289	277	12	4.3%	200	214	(14)	-6.5%
Diluted weighted-average outstanding common shares	21,174	20,889	285	1.4%	21,025	20,781	244	1.2%

(F)
Convertible Series A Preferred Stock — On August 5, 2020, we entered into an Investment Agreement with funds managed by private equity firm Crestview Partners, relating to the issuance of 135,000 shares of newly issued Convertible Series A Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $135 million or $1,000 per share. The Convertible Series A Preferred Stock carries a 5.5% cumulative quarterly dividend, which is payable in cash or in-kind at Viad’s option and is convertible into shares of our common stock at a conversion price of $21.25 per share.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income (Loss) Before Other Items", "Adjusted EBITDA", "Segment Operating Income (Loss)", and "Adjusted Segment Operating Income (Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income (Loss) Before Other Items, Segment Operating Income (Loss), and Adjusted Segment Operating Income (Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA provides useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business. Management also believes that the presentation of Adjusted EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended September 30,				Nine months ended September 30,
(in thousands, except per share data)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Income before other items:
Net income attributable to Viad	$41,271	$38,121	$3,150	8.3%	$31,363	$28,959	$2,404	8.3%
(Income) loss from discontinued operations attributable to Viad	654	42	612	**	855	(285)	1,140	**
Income from continuing operations attributable to Viad	41,925	38,163	3,762	9.9%	32,218	28,674	3,544	12.4%
ON Services sale purchase price adjustment, pre-tax	-	-	-	**	204	-	204	**
Restructuring charges, pre-tax	480	1,387	(907)	-65.4%	1,125	3,467	(2,342)	-67.6%
Impairment charges, pre-tax	-	-	-	**	-	583	(583)	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	924	1,454	(530)	-36.5%	2,235	3,312	(1,077)	-32.5%
Remeasurement of finance lease obligation attributable to Viad, pre-tax (Note B)	224	2,530	(2,306)	-91.1%	(599)	2,530	(3,129)	**
Tax expense (benefit) on above items	(216)	(127)	(89)	-70.1%	93	(265)	358	**
Favorable tax matters	-	-	-	**	(2,103)	-	(2,103)	**
Income before other items	$43,337	$43,407	$(70)	-0.2%	$33,173	$38,301	$(5,128)	-13.4%

The components of income (loss) before other items per share are as follows:

Income (loss) before other items (as reconciled above)	$43,337	$43,407	$(70)	-0.2%	$33,173	$38,301	$(5,128)	-13.4%
Convertible preferred stock dividends paid in cash	(1,950)	(1,950)	-	0.0%	(5,850)	(5,850)	-	0.0%
Undistributed income (loss) before other items attributable to Viad (Note C)	41,387	41,457	(70)	-0.2%	27,323	32,451	(5,128)	-15.8%
Less: Allocation to participating securities (Note D)	(9,919)	(10,066)	147	1.5%	(6,586)	(7,915)	1,329	16.8%
Diluted income (loss) before other items allocated to Viad common shareholders	$31,468	$31,391	$77	0.2%	$20,737	$24,536	$(3,799)	-15.5%

Diluted weighted-average outstanding common shares	21,174	20,889	285	1.4%	21,025	20,781	244	1.2%

Income (loss) before other items per common share	$1.49	$1.50	$(0.01)	-0.7%	$0.99	$1.18	$(0.19)	-16.1%

(A)	Acquisition-related costs and other non-recurring expenses include:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Acquisition integration costs - Pursuit[1]	$-	$17	$30	$136
Acquisition transaction-related costs - Pursuit[1]	110	834	184	1,235
Acquisition transaction-related costs - Corporate[2]	14	(69)	17	39
Attraction start-up costs[1,3]	800	672	1,909	1,751
Other non-recurring expenses[2,4]	-	-	95	151
Acquisition-related and other non-recurring expenses, pre-tax	$924	$1,454	$2,235	$3,312

[1] Included in segment operating loss
[2] Included in corporate activities
[3] Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
4 Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.

(B)	Remeasurement of finance lease obligation attributable to Viad represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation that is attributed to Viad’s 51% interest in Sky Lagoon.

(C)	We exclude the adjustment to the redemption value of redeemable noncontrolling interest from the calculation of income before other items per share as it is a non-cash adjustment that does not affect net income or loss attributable to Viad.

(D)	Preferred stock and unvested share-based payment awards that contain nonforteitable rights to dividends are considered participating securities. Accordingly, such securities are included in the earnings allocation in calculating income (loss) before other items per common share unless the effect of such inclusion is anti-dilutive. The following table provides the share data used for calculating the allocation to participating securities if applicable:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022
Weighted-average outstanding common shares	21,174	20,889	21,025	20,781
Effect of participating convertible preferred shares (if applicable)	6,674	6,674	6,674	6,674
Effect of participating non-vested shares (if applicable)	-	24	3	30
Weighted-average shares including effect of participating interests (if applicable)	27,848	27,587	27,702	27,485

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change

Viad Consolidated:
Revenue	$365,899	$382,721	$(16,822)	-4.4%	$947,001	$879,284	$67,717	7.7%

Net income attributable to Viad	$41,271	$38,121	$3,150	8.3%	$31,363	$28,959	$2,404	8.3%
Net income attributable to noncontrolling interest	7,716	3,784	3,932	**	8,221	3,031	5,190	**
Net income (loss) attributable to redeemable noncontrolling interest	139	(88)	227	**	(270)	(354)	84	23.7%
(Income) loss from discontinued operations	654	42	612	**	855	(285)	1,140	**
Net interest expense	12,476	10,252	2,224	21.7%	37,081	23,890	13,191	55.2%
Income tax expense	9,173	8,810	363	4.1%	13,623	9,587	4,036	42.1%
Depreciation and amortization	12,428	12,956	(528)	-4.1%	37,707	39,442	(1,735)	-4.4%
ON Services sale purchase price adjustment	-	-	-	**	204	-	204	**
Restructuring charges	480	1,387	(907)	-65.4%	1,125	3,467	(2,342)	-67.6%
Impairment charges	-	-	-	**	-	583	(583)	-100.0%
Other expense	554	280	274	97.9%	1,533	1,530	3	0.2%
Start-up costs (A)	800	672	128	19.0%	1,909	1,751	158	9.0%
Acquisition transaction-related costs	124	765	(641)	-83.8%	201	1,274	(1,073)	-84.2%
Integration costs	-	17	(17)	-100.0%	30	136	(106)	-77.9%
Other non-recurring expenses	-	-	-	**	95	151	(56)	-37.1%
Remeasurement of finance lease obligation (B)	439	4,961	(4,522)	-91.2%	(1,174)	4,961	(6,135)	**
Consolidated Adjusted EBITDA	$86,254	$81,959	$4,295	5.2%	$132,503	$118,123	$14,380	12.2%
Adjusted EBITDA attributable to noncontrolling interest	(11,347)	(8,300)	(3,047)	-36.7%	(14,773)	(10,704)	(4,069)	-38.0%
Consolidated Adjusted EBITDA attributable to Viad	$74,907	$73,659	$1,248	1.7%	$117,730	$107,419	$10,311	9.6%

Consolidated Adjusted EBITDA by Business:
Pursuit	$91,788	$75,085	$16,703	22.2%	$100,955	$79,200	$21,755	27.5%
Total GES	(2,004)	10,685	(12,689)	**	41,585	48,536	(6,951)	-14.3%
Total Segment EBITDA	89,784	85,770	4,014	4.7%	142,540	127,736	14,804	11.6%
Corporate EBITDA	(3,530)	(3,811)	281	7.4%	(10,037)	(9,613)	(424)	-4.4%
Consolidated Adjusted EBITDA	$86,254	$81,959	$4,295	5.2%	$132,503	$118,123	$14,380	12.2%

Pursuit Adjusted EBITDA:
Revenue	$186,940	$163,796	$23,144	14.1%	$308,077	$265,179	$42,898	16.2%
Cost of services and products	(105,565)	(104,047)	(1,518)	-1.5%	(236,003)	(221,057)	(14,946)	-6.8%
Segment operating income	81,375	59,749	21,626	36.2%	72,074	44,122	27,952	63.4%
Depreciation	7,708	7,501	207	2.8%	24,121	23,149	972	4.2%
Amortization	1,356	1,351	5	0.4%	3,811	3,846	(35)	-0.9%
Start-up costs (A)	800	672	128	19.0%	1,909	1,751	158	9.0%
Acquisition transaction-related costs	110	834	(724)	-86.8%	184	1,235	(1,051)	-85.1%
Integration costs	-	17	(17)	-100.0%	30	136	(106)	-77.9%
Remeasurement of finance lease obligation (B)	439	4,961	(4,522)	-91.2%	(1,174)	4,961	(6,135)	**
Adjusted EBITDA	$91,788	$75,085	$16,703	22.2%	$100,955	$79,200	$21,755	27.5%
Adjusted EBITDA attributable to noncontrolling interest	(11,347)	(8,300)	(3,047)	-36.7%	(14,773)	(10,704)	(4,069)	-38.0%
Adjusted EBITDA attributable to Viad	$80,441	$66,785	$13,656	20.4%	$86,182	$68,496	$17,686	25.8%

Pursuit Operating margin	43.5%	36.5%		7.1%	23.4%	16.6%		6.8%
Pursuit Adjusted EBITDA margin	49.1%	45.8%		3.3%	32.8%	29.9%		2.9%

Total GES Adjusted EBITDA:
Revenue	$178,959	$218,925	$(39,966)	-18.3%	$638,924	$614,105	$24,819	4.0%
Cost of services and products	(184,309)	(212,335)	28,026	13.2%	(607,057)	(577,989)	(29,068)	-5.0%
Segment operating income (loss)	(5,350)	6,590	(11,940)	**	31,867	36,116	(4,249)	-11.8%
Depreciation	2,357	2,970	(613)	-20.6%	6,775	9,112	(2,337)	-25.6%
Amortization	989	1,125	(136)	-12.1%	2,943	3,308	(365)	-11.0%
Total GES Adjusted EBITDA	$(2,004)	$10,685	$(12,689)	**	$41,585	$48,536	$(6,951)	-14.3%

Total GES Operating margin	-3.0%	3.0%		-6.0%	5.0%	5.9%		-0.9%
Total GES Adjusted EBITDA margin	-1.1%	4.9%		-6.0%	6.5%	7.9%		-1.4%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$775	$4,688	$(3,913)	-83.5%	$13,452	$21,180	$(7,728)	-36.5%
GES Exhibitions	(2,779)	5,997	(8,776)	**	28,133	27,356	777	2.8%
Total GES	$(2,004)	$10,685	$(12,689)	**	$41,585	$48,536	$(6,951)	-14.3%

Spiro Revenue	$58,887	$73,277	$(14,390)	-19.6%	$199,617	$205,518	$(5,901)	-2.9%

Spiro Adjusted EBITDA Margin	1.3%	6.4%		-5.1%	6.7%	10.3%		-3.6%

GES Exhibitions Revenue	$122,115	$147,872	$(25,757)	-17.4%	$446,146	$414,303	$31,843	7.7%

GES Exhibitions Adjusted EBITDA Margin	-2.3%	4.1%		-6.3%	6.3%	6.6%		-0.3%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

VIAD CORP AND SUBSIDIARIES
TABLE TWO - NON-GAAP FINANCIAL MEASURES (CONTINUED)
(UNAUDITED)

The following table provides 2022 revenue and Adjusted EBITDA, along with reconciliations of Adjusted EBITDA to the nearest GAAP measure, net income attributable to Viad.

	2022
($ in thousands)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Viad Consolidated:
Net income (loss) attributable to Viad	$(29,001)	$19,839	$38,121	$(5,739)	$23,220
Net income (loss) attributable to noncontrolling interest	(1,204)	451	3,784	(708)	2,323
Net loss attributable to redeemable noncontrolling interest	(138)	(128)	(88)	(394)	(748)
(Income) loss from discontinued operations	(275)	(52)	42	137	(148)
Net interest expense	5,877	7,761	10,252	11,001	34,891
Income tax expense (benefit)	(2,582)	3,359	8,810	386	9,973
Depreciation and amortization	13,279	13,207	12,956	13,041	52,483
Gain on sale of ON Services	-	-	-	(19,637)	(19,637)
Restructuring charges (recoveries)	654	1,426	1,387	(408)	3,059
Impairment charges	583	-	-	-	583
Other expense	638	612	280	547	2,077
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	418	91	765	53	1,327
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Other non-recurring expenses (C)	8	143	-	-	151
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Consolidated Adjusted EBITDA by Business:
Pursuit	$(11,498)	$15,613	$75,085	$(11,251)	$67,949
Total GES	2,720	35,131	10,685	12,721	61,257
Total Segment EBITDA	(8,778)	50,744	85,770	1,470	129,206
Corporate EBITDA	(2,534)	(3,268)	(3,811)	(3,476)	(13,089)
Consolidated Adjusted EBITDA	$(11,312)	$47,476	$81,959	$(2,006)	$116,117

Pursuit Adjusted EBITDA:
Revenue	$23,784	$77,599	$163,796	$34,148	$299,327
Cost of services and products	(44,982)	(72,028)	(104,047)	(54,239)	(275,296)
Segment operating income (loss)	(21,198)	5,571	59,749	(20,091)	24,031
Depreciation	7,782	7,866	7,501	7,926	31,075
Amortization	1,179	1,316	1,351	1,175	5,021
Start-up costs (A)	431	648	672	418	2,169
Acquisition transaction-related costs	308	93	834	24	1,259
Integration costs	-	119	17	101	237
Remeasurement of finance lease obligation (B)	-	-	4,961	(804)	4,157
Adjusted EBITDA	$(11,498)	$15,613	$75,085	$(11,251)	$67,949

Pursuit Operating margin	-89.1%	7.2%	36.5%	-58.8%	8.0%
Pursuit Adjusted EBITDA margin	-48.3%	20.1%	45.8%	-32.9%	22.7%

Total GES Adjusted EBITDA:
Revenue	$153,576	$241,604	$218,925	$213,879	$827,984
Cost of services and products	(155,170)	(210,484)	(212,335)	(205,082)	(783,071)
Segment operating income (loss)	(1,594)	31,120	6,590	8,797	44,913
Depreciation	3,220	2,922	2,970	2,802	11,914
Amortization	1,094	1,089	1,125	1,122	4,430
Total GES Adjusted EBITDA	$2,720	$35,131	$10,685	$12,721	$61,257

Total GES Operating margin	-1.0%	12.9%	3.0%	4.1%	5.4%
Total GES Adjusted EBITDA margin	1.8%	14.5%	4.9%	5.9%	7.4%

GES Adjusted EBITDA by Reportable Segment:
Spiro	$742	$15,750	$4,688	$5,795	$26,975
GES Exhibitions	1,978	19,381	5,997	6,926	34,282
Total GES	$2,720	$35,131	$10,685	$12,721	$61,257

Spiro Revenue	$42,816	$89,425	$73,277	$72,123	$277,641

Spiro Adjusted EBITDA Margin	1.7%	17.6%	6.4%	8.0%	9.7%

GES Exhibitions Revenue	$111,831	$154,600	$147,872	$143,577	$557,880

GES Exhibitions Adjusted EBITDA Margin	1.8%	12.5%	4.1%	4.8%	6.1%

(A) Includes costs related to the development of Pursuit's new FlyOver attractions in Chicago and Toronto, and Forest Park Hotel in Canada.
(B) Remeasurement of finance lease obligation represents the non-cash foreign exchange loss/(gain) included within Cost of Services related to the periodic remeasurement of the Sky Lagoon finance lease obligation.

(C) Includes non-capitalizable fees and expenses related to Viad’s credit facility refinancing efforts.